                            KINROSS GOLD CORPORATION

                                       AND

                      COMPUTERSHARE TRUST COMPANY OF CANADA

                                WARRANT INDENTURE

                     Providing for the Creation and Issue of
                         Common Share Purchase Warrants

                          Dated as of December 5, 2002

                                TABLE OF CONTENTS

Article 1 INTERPRETATION....................................................     2
      1.1   Definitions.....................................................     2
      1.2   Meaning of Outstanding..........................................     5
      1.3   Words Importing the Singular and Gender.........................     5
      1.4   Interpretation Not Affected by Headings, Etc....................     5
      1.5   Day Not a Business Day..........................................     5
      1.6   Time of the Essence.............................................     6
      1.7   Currency........................................................     6
      1.8   Applicable Law..................................................     6
      1.9   Beneficiaries...................................................     6
Article 2 THE WARRANTS......................................................     6
      2.1   Creation and Authorization of Warrants..........................     6
      2.2   Terms of Warrants...............................................     7
      2.3   Form of Warrant Certificates....................................     7
      2.4   Signing of Warrant Certificates.................................     7
      2.5   Certification by Trustee........................................     8
      2.6   Warrants to Rank Pari Passu.....................................     8
      2.7   United States Transfer Restrictions.............................     8
      2.8   Legend for Warrant Certificates of Non-U.S. Persons.............     9
      2.9   Reliance by Trustee.............................................    10
      2.10  Issue in Substitution for Lost Certificates, Etc................    10
      2.11  Cancellation of Surrendered Warrants............................    11
      2.12  Warrantholder not a Shareholder.................................    11
      2.13  Optional Purchases of Warrants by Kinross.......................    11
Article 3 REGISTRATION, TRANSFER EXCHANGE AND OWNERSHIP OF WARRANTS.........    12
      3.1   Registration and Transfer of Warrants...........................    12
      3.2   Exchange of Warrant Certificates................................    13
      3.3   Reasonable Charges for Transfer or Exchange.....................    14
      3.4   Ownership of Warrants...........................................    14
      3.5   Assumption by Transferee........................................    14
Article 4 EXERCISE OF WARRANTS..............................................    14
      4.1   Exercise........................................................    14
      4.2   Effect of Exercise..............................................    15
      4.3   No Fractional Common Shares.....................................    16
      4.4   Recording.......................................................    16
      4.5   Securities Restrictions.........................................    16
      4.6   Expiration of Warrants..........................................    17
Article 5 ADJUSTMENTS.......................................................    17
      5.1   Definitions.....................................................    17
      5.2   Adjustment of Exchange Rate.....................................    19
      5.3   Adjustment of Exercise Price....................................    20
      5.4   Adjustment Rules................................................    22
Article 6 COVENANTS.........................................................    25
      6.1   General Covenants...............................................    25
      6.2   Trustee's Remuneration and Expenses.............................    26
      6.3   Performance of Covenants by Trustee.............................    26
      6.4   Securities Qualification Requirements...........................    27
Article 7 ENFORCEMENT.......................................................    27
      7.1   Warrantholders May Not Sue......................................    27
      7.2   Trustee May Institute All Proceedings...........................    28
      7.3   Immunity of Shareholders, etc...................................    28
      7.4   Limitation of Liability.........................................    28
Article 8 MEETINGS OF WARRANTHOLDERS........................................    28
      8.1   Right to Convene Meetings.......................................    28

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                                      -ii-

      8.2   Notice..........................................................    29
      8.3   Chairman........................................................    29
      8.4   Quorum..........................................................    29
      8.5   Power to Adjourn................................................    30
      8.6   Show of Hands...................................................    30
      8.7   Voting..........................................................    30
      8.8   Regulations.....................................................    30
      8.9   Kinross, Trustee and Counsel may be Represented.................    31
      8.10  Powers Exercisable by Extraordinary Resolution..................    31
      8.11  Meaning of "Extraordinary Resolution"...........................    32
      8.12  Powers Cumulative...............................................    33
      8.13  Minutes.........................................................    33
      8.14  Instruments in Writing..........................................    34
      8.15  Binding Effect of Resolutions...................................    34
      8.16  Holdings by Kinross and Subsidiaries Disregarded................    34
Article 9 SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS................    35
      9.1   Provision for Supplemental Indentures for Certain Purposes......    35
      9.2   Successor Corporations..........................................    36
Article 10 CONCERNING THE TRUSTEE...........................................    36
      10.1  Trust Indenture Legislation.....................................    36
      10.2  Trustee's Authority to Carry on Business........................    36
      10.3  Rights and Duties of Trustee....................................    36
      10.4  Evidence, Experts and Advisers..................................    37
      10.5  Documents, Money, Etc. held by Trustee..........................    38
      10.6  Action by Trustee to Protect Interests..........................    39
      10.7  Trustee not Required to Give Security...........................    39
      10.8  Protection of Trustee...........................................    39
      10.9  Replacement of Trustee..........................................    40
      10.10 Conflict of Interest............................................    41
      10.11 Acceptance of Trusts............................................    42
Article 11 GENERAL..........................................................    42
      11.1  Notice to Kinross and Trustee...................................    42
      11.2  Notice to Warrantholders........................................    43
      11.3  Satisfaction and Discharge of Indenture.........................    43
      11.4  Sole Benefit of Parties and Warrantholders......................    44
      11.5  Discretion of Directors.........................................    44
      11.6  Counterparts and Formal Date....................................    44
      11.7  Language........................................................    44
      11.8  Assignment......................................................    44
      11.9  Benefit of the Agreement........................................    45
      11.10 Indenture to Prevail............................................    45
      11.11 Further Assurances..............................................    45
      11.12 Waiver..........................................................    45
      11.13 Severability....................................................    46

Appendix 1 to Indenture - Form of Warrant Certificate
Appendix 2 to Indenture - Intentionally Deleted
Appendix 3 to Indenture - Form of Declaration for Removal of Legend Appendix 4 to Indenture - Form of Letter to be Delivered by Original U.S. Purchaser upon Exercise of Warrants

                                WARRANT INDENTURE

            THIS INDENTURE dated as of December 5, 2002

BETWEEN:

            KINROSS GOLD CORPORATION, a corporation amalgamated under the laws of Ontario ("Kinross")

                                     - and -

            COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized under the laws of Canada (the "Trustee")

            WHEREAS Kinross proposes to sell and issue 50,000,000 Units, each Unit consisting of one Common Share and one-half of one Warrant;

            AND WHEREAS each Warrant will entitle the holder thereof to purchase one Common Share at the price and on the terms and conditions set forth herein;

            AND WHEREAS Kinross contemplates the issuance of an aggregate of 25,000,000 Warrants;

            AND WHEREAS for the foregoing purposes, Kinross deems it necessary to enter into this Indenture to provide for the issue of the Warrants in the manner hereinafter set forth;

            AND WHEREAS Kinross is duly authorized to create and issue the Warrants as herein provided and complete the transactions contemplated herein;

            AND WHEREAS all things necessary have been done and performed to make the Warrant Certificates when certified by the Trustee and issued and delivered as herein provided, legal, valid and binding on Kinross with the benefits of and subject to the terms of this Indenture;

            AND WHEREAS the Trustee has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Warrants issued pursuant to this Indenture;

            NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given, the receipt and sufficiency of which are, by each of Kinross and the Trustee, hereby acknowledged, Kinross hereby appoints the Trustee as trustee for the Warrantholders, to hold all rights, interests and benefits contained herein for and on, behalf of those persons who from time to time become holders of

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                                      -2-


Warrants issued pursuant to this Indenture, and the parties hereby covenant, agree and declare as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1   DEFINITIONS

      In this Indenture, unless there is something in the subject matter or context inconsistent therewith:

"ADJUSTMENT PERIOD" has the meaning ascribed thereto in Section 5.1;

"AFFILIATE" shall have the meaning ascribed to such term in the Business Corporations Act (Ontario), as amended;

"APPLICABLE LEGISLATION" means such provisions of any statute of Canada, of a province thereof or of any other jurisdiction, and of regulations under any such statute, relating to trust indentures or to the rights, duties and obligations of corporations and of warrant trustees under trust indentures, as are from time to time in force and applicable to this Indenture;

"BUSINESS DAY" means any day that is not a Saturday, Sunday or statutory holiday in Ontario or a day when the principal office of the Trustee in Toronto, Ontario is not generally open to the public for the transaction of business;

"COMMON SHARES" means the common shares in the capital of Kinross, provided that in the event of any adjustment pursuant to Article 5, Common Shares will thereafter mean the shares or other securities or property resulting from such adjustment;

"COUNSEL" means a barrister or solicitor or a firm of barristers and solicitors (who may be counsel for Kinross) acceptable to the Trustee, acting reasonably;

"CURRENT MARKET PRICE" has the meaning ascribed thereto in Section 5.1;

"DIRECTOR" means a director of Kinross for the time being, and reference to action by the directors means action by the directors of Kinross as a board or, to the extent empowered, by a committee of the board, in each case by resolution duly passed;

"DIVIDENDS PAID IN THE ORDINARY COURSE" has the meaning ascribed thereto in
Section 5.1;

"EFFECTIVE DATE" means December 5, 2002, the date that this Indenture is effective as of;

"EXCHANGE RATE" has the meaning ascribed thereto in Section 5.1;

"EXERCISE DATE" means, with respect to any Warrant exercised by the holder thereof, the day on which the Warrant is exercised in accordance with the provisions of Section 4.1;

"EXERCISE PRICE" means the price per Common Share, being $5.00 as at the Effective Date as such price shall have been adjusted under Article 5;

"EXPIRY TIME" means 5:00 p.m. (Toronto time) on the date that is five years from the Effective Date;

"EXTRAORDINARY RESOLUTION" has the meaning attributed thereto in Sections 8.11 and 8.14;

 "KINROSS" or "CORPORATION" means the party of the first part hereunder and includes any successor corporation to or of such party which shall have complied with the provisions of Section 9.2;

"KINROSS' AUDITORS" means Deloitte & Touche LLP, or such other firm of chartered accountants duly appointed as auditors of Kinross;

"PERSON" includes an individual, corporation, partnership, trustee or unincorporated organization, and words importing persons have a similar extended meaning;

"PROSPECTUS" means the (final) prospectus filed by Kinross with the Securities Commissions for the purpose of qualifying the Units for distribution in the Qualifying Jurisdictions;

"QUALIFYING JURISDICTIONS" means all the provinces of Canada (excluding the Province of Quebec);

"SECURITIES COMMISSIONS" means the securities regulatory authorities of the Qualifying Jurisdictions;

"SHAREHOLDER'S EQUITY" means the aggregate of share capital, retained earnings and all surplus accounts and reserves as evidenced on the audited financial statements of Kinross for the most recently completed fiscal year;

"THIS WARRANT INDENTURE", "THIS INDENTURE", "HERETO", "HEREUNDER", "HEREOF', "herein", "HEREBY" and similar expressions mean or refer to this Warrant Indenture and any indenture, deed or instrument supplemental or ancillary hereto, and the expressions "Article", "Section", "Subsection", "paragraph" and "Appendix" followed by a number mean the specified Article, Section, Subsection or paragraph of and Appendix to this Warrant Indenture;

"TRADING DAY" has the meaning ascribed thereto in Section 5.1;

"TRUSTEE" means Computershare Trust Company of Canada, the party of the second part hereunder and includes any successor or permitted assigns for the time being in the trusts created hereby;

"UNITED STATES" has the meaning ascribed to that term in Regulation S under the U.S. Securities Act;

"UNITS" means 50,000,000 units of Kinross offered pursuant to the Prospectus, each such unit consisting of one Common Share and one-half of one Warrant;

"U.S. LEGENDS" has the meaning ascribed thereto in Section 2.7;

"U.S. PERSON" has the meaning ascribed to that term in Regulation S under the U.S. Securities Act;

"U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended;

"VOTING SHARES" of any corporation means shares of one or more classes or series of a class of shares in the capital of such corporation carrying voting rights under all circumstances (and not by reason of the happening of a contingency) sufficient, if exercised, to elect all of the directors of such corporation, provided that such shares will be deemed not to cease to be voting shares solely by reason of a right to vote for the election of one or more of the directors of such corporation accruing to shares of another class or series of a class of shares of such corporation by reason of the happening of a contingency;

"WARRANTS" means the Warrants of Kinross created and authorized for issue pursuant to Section 2.1, each such Warrant entitling the holder thereof to acquire one Common Share at the Exercise Price at any time prior to the Expiry Time;

"WARRANT CERTIFICATE" means a certificate evidencing one or more Warrants, substantially in the form set out in Appendix 1;

"WARRANTHOLDERS" or "HOLDERS" means the persons for the time being entered in a register of holders described in Section 3.1 as holders of Warrants;

"WARRANTHOLDERS' REQUEST" means an instrument, signed in one or more counterparts by Warrantholders who hold in the aggregate not less than 10% of the total number of Warrants outstanding for the time being, requesting the Trustee to take some action or proceeding specified therein; and

"WRITTEN ORDER OF KINROSS", "WRITTEN REQUEST OF KINROSS", "WRITTEN CONSENT OF Kinross", "WRITTEN DIRECTION OF KINROSS" and "CERTIFICATE OF KINROSS" mean, respectively, a written order, request, consent, direction and certificate signed in the name of Kinross by any director or officer of Kinross or by any other individual to whom such signing authority is delegated by the directors from time to time, and may consist of one or more instruments so executed.

1.2   MEANING OF OUTSTANDING

      Each Warrant certified and delivered by the Trustee under this Indenture will be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation as the case may be, or until the Warrants have been exercised pursuant to the terms of this Indenture, provided that:

      (a) when a new Warrant Certificate has been issued in substitution for a Warrant Certificate which has been lost, stolen or destroyed, only one of such Warrant Certificates will be counted for the purposes of determining the number of Warrants outstanding; and

      (b) for the purposes of any provision of this Indenture entitling holders of outstanding Warrants to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, Warrants owned, directly or indirectly, legally or beneficially by Kinross or an affiliate of Kinross will be disregarded except that:

            (i) for the purposes of determining whether the Trustee will be protected in acting or relying on any such vote, consent, requisition or other instrument or action, only the Warrants which have been certified by Kinross in a certificate of Kinross to the Trustee as so owned will be so disregarded; and

            (ii) Warrants so owned which have been pledged in good faith, other than to Kinross or an affiliate thereof, will not be so disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to vote such Warrants in its discretion free from the control of Kinross or an affiliate thereof.

1.3   WORDS IMPORTING THE SINGULAR AND GENDER

      Words importing the singular include the plural and vice versa and words importing a particular gender include all genders.

1.4   INTERPRETATION NOT AFFECTED BY HEADINGS, ETC

      The division of this Indenture into Articles, Sections, Subsections, paragraphs, subparagraphs, clauses and subclauses and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture.

1.5   DAY NOT A BUSINESS DAY

      If the day on or before which any action that would otherwise be required to be taken hereunder is not a business day, that action will be required to be taken on or before the requisite time on the next succeeding day that is a business day with the same force and effect as if taken within the period for the taking of such action.

1.6   TIME OF THE ESSENCE

      Time will be of the essence in all respects in this Indenture and the Warrant Certificates.

1.7   CURRENCY

      Except as otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

1.8   APPLICABLE LAW

      This Indenture and the Warrant Certificates will be construed and enforced in accordance with the laws prevailing in the Province of Ontario and with the federal laws of Canada applicable therein and will be treated in all respects as Ontario contracts. The parties irrevocably attorn and submit to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising under or related to this Indenture.

1.9   BENEFICIARIES

      This Indenture is entered into by the Trustee for the benefit of all such persons who are issued Warrants and each of them shall, upon such issuance, be entered in the register as Warrantholders. The Trustee hereby declares that it holds all rights, interest and benefits to be derived therefrom for and on behalf of all such persons in accordance with the terms and restrictions contained herein.

                                   ARTICLE 2
                                  THE WARRANTS

2.1   CREATION AND AUTHORIZATION OF WARRANTS

(1) An aggregate of 25,000,000 Warrants, each whole Warrant entitling the holder thereof to be issued one Common Share (subject to adjustment as provided herein) on the terms and subject to the conditions herein provided, are hereby created and authorized to be issued under this Indenture.

(2) Upon the original issue and delivery of certificates representing Common Shares issued in connection with the sale of the Units, Warrant Certificates shall be executed by Kinross and delivered by the Trustee, certified by or on behalf of the Trustee upon the written order of Kinross and delivered by the Trustee to Kinross or to the order of Kinross pursuant to a written direction of Kinross, without any further act of or formality on the part of Kinross and without the Trustee receiving any consideration therefor.

2.2   TERMS OF WARRANTS

(1) Subject to Subsection 2.2(2), each whole Warrant issued hereunder will entitle the holder thereof, upon the exercise thereof and payment of the Exercise Price in accordance with the provisions of Article 4 hereof, to be issued one Common Share.

(2) The Exercise Price and the number of Common Shares issuable on exercise of a Warrant pursuant to Subsection 2.2(1) hereof, shall be adjusted upon the occurrence of the events and in the manner specified in Article 5.

2.3   FORM OF WARRANT CERTIFICATES

(1) The Warrant Certificates will be substantially in the form set out in Appendix 1, will be dated as of the Effective Date (regardless of the actual dates of their issue), will bear such legends and distinguishing letters and numbers as Kinross, with the approval of the Trustee, may prescribe and will be issuable in any whole number denomination. No fractional Warrants will be issued or otherwise provided for hereunder. If any fraction of a Warrant would otherwise be issuable, the number of Warrants so issued shall be rounded down to the nearest whole Warrant.

Regardless of any adjustments pursuant to Article 5, Warrant Certificates shall continue to be in the form set forth in Appendix 1 and shall continue to express the number of Common Shares which may be acquired upon the exercise of the Warrants evidenced thereby prior to any such adjustments but shall, nonetheless, entitle the holder to acquire the number of Common Shares resulting from all adjustments made pursuant to Article 5.

(2) The Warrant Certificates may be engraved, lithographed or printed (the expression "printed" including for purposes hereof both original typewritten material as well as mimeographed, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as Kinross may determine.

2.4   SIGNING OF WARRANT CERTIFICATES

(1) The Warrant Certificates shall be signed by any director or officer of Kinross or by any other individual to whom such signing authority is delegated by the directors from time to time.

(2) The signatures of any of the directors, officers or individuals referred to in Subsection 2.4(1) may be manual signatures, engraved, lithographed or printed in facsimile and Warrant Certificates bearing such facsimile signatures will be binding on Kinross as if they had been manually signed by such directors, officers or individuals.

Notwithstanding that any person whose manual or facsimile signature appears on a Warrant Certificate as one of the directors, officers or individuals referred to in Subsection 2.4(1) no longer holds the same or any other office with Kinross at the date of issuance of any Warrant Certificate, at the date of certification or delivery thereof or at any subsequent date, such Warrant Certificate will, subject to Section 2.5, be valid and binding on Kinross and the holder shall be entitled to the benefits of this Indenture.

2.5   CERTIFICATION BY TRUSTEE

(1) No Warrant Certificate signed in accordance with Section 2.4 will be issued or, if issued, will be valid or entitle the holder to the benefits hereof until it has been certified by manual signature by or on behalf of the Trustee substantially in the form of the certificate set out in Appendix 1 or in such other form approved by the Trustee. The certification by the Trustee on a Warrant Certificate will be conclusive evidence as against Kinross that such Warrant Certificate has been duly issued hereunder and that the holder is entitled to the benefits hereof.

(2) The certification by the Trustee on any Warrant Certificate issued hereunder will not be construed as a representation or warranty by the Trustee as to the validity of this Indenture (except in respect of its due authorization, execution and delivery by, and enforceability against, the Trustee) or such Warrant Certificate (except the due certification thereof) or as to performance by Kinross of its obligations hereunder, and the Trustee will in no respect be liable or answerable for the use made of any Warrant Certificate or of the consideration therefor, except as otherwise specified herein.

2.6   WARRANTS TO RANK PARI PASSU

      All Warrants will rank pari passu, whatever may be the actual dates of issue of the Warrant Certificates by which they are evidenced.

2.7   UNITED STATES TRANSFER RESTRICTIONS

      Each Warrant Certificate originally issued to a person in the United States or to a U.S. Person and all Warrant Certificates issued in exchange therefor or in substitution therefor, as well as certificates representing the Common Shares issuable upon the exercise of any Warrants evidenced by any such Warrant Certificate, shall bear the legends set forth below (the "U.S. Legends"), as applicable, for so long as appropriate:

ANY SUCH WARRANT CERTIFICATE ORIGINALLY ISSUED AND ALL WARRANT CERTIFICATES ISSUED IN EXCHANGE THEREFOR OR IN SUBSTITUTION THEREFOR SHALL BEAR THE FOLLOWING
LEGEND:

"THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT."

EACH CERTIFICATE REPRESENTING THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF ANY WARRANTS EVIDENCED BY ANY SUCH WARRANT CERTIFICATE SHALL BEAR THE FOLLOWING
LEGEND:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT, IF APPLICABLE, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE CORPORATION IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT."

If a Warrant Certificate tendered for transfer bears the legend set forth in
Section 2.7, the Trustee shall not register such transfer unless so directed by Kinross and the transferor has provided the Trustee with the Warrant Certificate in accordance with Section 3.1(3) and (A) the transfer is made to Kinross or (B) a declaration to the effect set forth in Appendix 3 to this Indenture, or in such other form as Kinross may from time to time prescribe, is delivered to the Trustee.

2.8   LEGEND FOR WARRANT CERTIFICATES OF NON-U.S. PERSONS

      Except with regards to Warrant Certificates originally issued to a person in the United States or a U.S. Person or a person for the account or benefit of a U.S. Person or a person in the United States as contemplated in Section 2.7, each Warrant Certificate and all Warrant Certificates issued in exchange therefor or in substitution therefor shall bear the legend set forth below (the "Non-U.S. Legend") for so long as appropriate:

ANY SUCH WARRANT CERTIFICATE ORIGINALLY ISSUED AND ALL WARRANT CERTIFICATES ISSUED IN EXCHANGE THEREFOR OR IN SUBSTITUTION THEREFOR SHALL BEAR THE FOLLOWING
LEGEND:

"THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED

UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS OF THE UNITED STATES, AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED TO, OR EXERCISED BY, ANY U.S. PERSON, BY ANY PERSON IN THE UNITED STATES OR BY ANY PERSON FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED TO A U.S. PERSON OR TO A PERSON IN THE UNITED STATES. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS ASCRIBED TO THEM IN REGULATION S UNDER THE SECURITIES ACT."

2.9   RELIANCE BY TRUSTEE

      The Trustee shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue, exercise or transfer of any Warrants or any Common Shares issued pursuant to the exercise of Warrants. The Trustee shall be entitled to process all proffered transfers and exercises of Warrants upon the presumption that such transfers or exercises are permissible pursuant to all applicable laws and regulatory requirements and the terms of this Indenture and the related Warrant Certificates, provided that such transfers and exercises of Warrants may only be processed by the Trustee upon written direction of Kinross to the Trustee, including instructions as to legending, which direction may be based, in Kinross' discretion, upon certificates, opinions and other documentation of the holders of such Warrants that such transfer or exercise is in accordance with Applicable Legislation. The Trustee may assume for the purposes of this Indenture that the address on the register of Warrantholders of any Warrantholder is the Warrantholder's actual address and is also determinative of the Warrantholder's residency and that the address of any transferee to whom any Warrants or Common Shares issued pursuant to the exercise of Warrants are to be registered, as shown on the transfer document, is the transferee's actual address and is also determinative of the transferee's residency.

2.10  ISSUE IN SUBSTITUTION FOR LOST CERTIFICATES, ETC.

(1) If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, Kinross, subject to applicable law and to Subsection 2.10(2), will issue, and thereupon the Trustee will certify and deliver, a new Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of such mutilated Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate and the substituted Warrant Certificate shall be in a form approved by the Trustee and shall entitle the holders to the benefits hereof and rank pari passu in accordance with its terms and with all other Warrants issued hereunder.

(2) The applicant for the issue of a new Warrant Certificate pursuant to this Subsection 2.10(2) will bear the reasonable cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof:

      (a) furnish to Kinross and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate to be replaced as is satisfactory to Kinross and to the Trustee in their discretion, acting reasonably;

      (b) if so required by Kinross or the Trustee, furnish an indemnity in amount and form satisfactory to Kinross and to the Trustee in their reasonable discretion; and

      pay the reasonable charges of Kinross and the Trustee in connection therewith.

2.11  CANCELLATION OF SURRENDERED WARRANTS

      All Warrant Certificates surrendered to the Trustee pursuant to Sections 2.10, 2.13, 3.1, 3.2 or 4.1 will be cancelled by the Trustee and, if requested by Kinross in writing, the Trustee will furnish to Kinross a cancellation certificate identifying each Warrant Certificate so cancelled, the number of Warrants evidenced thereby and the number of Common Shares, if any, issued pursuant to such Warrants.

2.12  WARRANTHOLDER NOT A SHAREHOLDER

      Nothing in this Indenture or in the holding of a Warrant evidenced by a Warrant Certificate, or otherwise, is intended or will be construed as conferring on any Warrantholder any right or interest whatsoever as a shareholder of Kinross, including but not limited to any right to vote at, to receive notice of, or to attend any meeting of shareholders or any other proceeding of Kinross or any right to receive any dividend or other distribution to which the shareholders of Kinross may be entitled.

2.13  OPTIONAL PURCHASES OF WARRANTS BY KINROSS

      Subject to applicable law, Kinross may from time to time purchase on any stock exchange, in the open market, by private agreement or otherwise any or all of the Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the board of directors, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons, and on such other terms as Kinross in its sole discretion may determine. The Warrant Certificates representing the Warrants purchased pursuant to this Section 2.13 shall forthwith be delivered to and cancelled by the Trustee and shall not be reissued. If required by Kinross, the Trustee shall furnish Kinross with a certificate as to such cancellation.

                                   ARTICLE 3
                       REGISTRATION, TRANSFER EXCHANGE AND
                              OWNERSHIP OF WARRANTS

3.1   REGISTRATION AND TRANSFER OF WARRANTS

(1) Kinross hereby appoints the Trustee as registrar and transfer agent of the Warrants and the Trustee hereby accepts such appointment.

(2)   The Trustee will cause to be kept:

      (a) by and at the principal offices of the Trustee in Toronto, Ontario, a register (or registers) of holders in which shall be entered in alphabetical order the names and addresses of the holders of Warrants and particulars of the Warrants held by them; and

      (b) by and at the principal office in Toronto, Ontario of the Trustee, a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.

(3) No transfer of any Warrant will be valid unless duly entered on the appropriate register of transfers referred to in Subsection 3.1(2), or on any branch registers maintained pursuant to Subsection 3.1(7), upon surrender to the Trustee of the Warrant Certificate evidencing such Warrant, duly endorsed by, or accompanied by a written instrument of transfer substantially in the form of Appendix 2 to the Warrant Certificate or otherwise in form reasonably satisfactory to the Trustee, executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution reasonably satisfactory to the Trustee, and, subject to compliance with Section 2.7 and such requirements and such other reasonable requirements as the Trustee may prescribe, such transfer will be duly noted on one of such registers of transfers by the Trustee within two business days of the satisfaction of all such requirements including, without limitation, receipt of the written direction of Kinross pursuant to Section 2.9. Any Warrant Certificate issued to a transferee in a transfer in accordance with this Section 3.1 shall bear the legend set forth in Section 2.8.

(4) The transferee of any Warrant will, after surrender to the Trustee of the Warrant Certificate evidencing such Warrant as required by Subsection 3.1(3) and upon compliance with all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the register of holders referred to in Subsection 3.1(2), or on any branch registers of holders maintained pursuant to Subsection 3.1(7), as the owner of such Warrant free from all equities or rights of set-off or counterclaim between Kinross and the transferor or any previous holder of such Warrant, except in respect of equities of which Kinross is required to take notice by statute or by order of a court of competent jurisdiction. Neither Kinross nor the Trustee will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant, and may transfer any Warrant on the written direction of the person registered as the holder thereof and delivered in accordance with Subsection 3.1(3), whether named as trustee or otherwise, as though that person were the beneficial owner thereof

(5) Kinross will be entitled, and may direct the Trustee in writing, to refuse to recognize any transfer, or enter the name of any transferee, of any Warrant on the registers referred to in Subsection 3.1(2), or on any branch registers maintained pursuant to Subsection 3.1(7), if such transfer would require Kinross to qualify the Warrants or the Common Shares issuable on exercise of the Warrants for distribution in any jurisdiction other than the Qualifying Jurisdictions.

(6) The registers referred to in Subsection 3.1(2), and any branch registers maintained pursuant to Subsection 3.1(7), will at all reasonable times be open for inspection by Kinross and any Warrantholder. The Trustee will, from time to time when requested so to do in writing by Kinross or any Warrantholder (upon payment of the Trustee's reasonable charges), furnish Kinross or such Warrantholder with a list of the names and addresses of holders of Warrants entered on such registers and showing the number of Warrants held by each such holder.

(7) The Trustee with the approval of Kinross, may at any time and from time to time change the place at which the registers referred to in Subsection 3.1(2) are kept, cause branch registers of holders or transfers to be kept at other places and close such branch registers or change the place at which such branch registers are kept. Notice of any such change or closure shall be given by the Trustee to Kinross and the holders of Warrants. Notwithstanding the foregoing, the Trustee will be required to maintain a register of holders and of transfers (as contemplated by Subsection 3.1(2)) at its principal office in Toronto, Ontario.

(8) The Trustee shall retain until the sixth anniversary of the Expiry Time all instruments of transfer of Warrants which are tendered for registration including the details shown thereon of the persons by or through whom they were lodged, all cancelled Warrants and other related documents.

3.2   EXCHANGE OF WARRANT CERTIFICATES

(1) One or more Warrant Certificates may, on compliance by the holder with the reasonable requirements of the Trustee, be exchanged for one or more Warrant Certificates of different denomination evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

(2) Warrant Certificates may be exchanged only at the principal offices in Toronto, Ontario of the Trustee or at any other place designated by Kinross with the approval of the Trustee.

(3) Any Warrant Certificate tendered for exchange shall be surrendered to the Trustee or its agent and cancelled.

(4) Kinross will sign all Warrant Certificates necessary to carry out exchanges pursuant to this Section 3.2 and the Trustee shall certify such Warrant Certificates.

(5) Warrant Certificates exchanged for Warrant Certificates that bear the legend set forth in Section 2.7 or 2.8 shall bear the same legend.

3.3   REASONABLE CHARGES FOR TRANSFER OR EXCHANGE

      A presenter of a Warrant Certificate pursuant to this Indenture will be charged the reasonable costs of the Trustee for the transfer of any Warrant or the exchange of any Warrant Certificate.

3.4   OWNERSHIP OF WARRANTS

(1) Kinross and the Trustee may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes, and such person will for all purposes of this Indenture be and be deemed to be the absolute owner thereof, and Kinross and the Trustee will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.

(2) The registered holder of any Warrant will be entitled to the rights evidenced thereby free from all equities and rights of set-off or counterclaim between Kinross and the original or any intermediate holder thereof and all persons may act accordingly, and the delivery to any such registered holder of the Common Shares issued on exercise of such Warrant will be a good discharge to Kinross and the Trustee therefor and, unless Kinross or the Trustee are required by statute or by an order of a court of competent jurisdiction, neither Kinross nor the Trustee will be bound to inquire into the title of any such registered holder.

3.5   ASSUMPTION BY TRANSFEREE

      Upon becoming a Warrantholder in accordance with the provisions of this Indenture, the transferee thereof shall be deemed to have acknowledged and agreed to be, bound by this Indenture. Upon the registration by the Trustee of such transferee as the holder of a Warrant, the transferor thereof shall cease to have any further rights under this Indenture with respect to such Warrant or any Common Shares to be issued on exercise.

                                   ARTICLE 4
                              EXERCISE OF WARRANTS

4.1   EXERCISE

(1) Subject to the limitation set forth in Subsection 4.1(2) and Section 4.5, holders of Warrants may at any time prior to the Expiry Time exercise the right thereby conferred to be issued Common Shares by surrendering to the Trustee at its principal offices in

Toronto, Ontario or to any other person or at any other additional place designated by Kinross with the approval of the Trustee, during normal business hours on a business day at such place:

       (a) a certified cheque, money order or bank draft payable to Kinross in the amount of the Exercise Price in respect of each Common Share to be issued;

       (b)  the Warrant Certificate evidencing such Warrants; and

       (c) a duly completed and executed notice of exercise substantially in the form set out in Appendix 1 to such Warrant Certificate.

(2) Any certified cheque, money order or bank draft, Warrant Certificate or notice of exercise referred to in Subsection 4.1(1) will be deemed to have been surrendered only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Trustee or one of the other persons at the office or one of the other places specified in Subsection 4.1(1).

(3) Any notice of exercise referred to in Subsection 4.1(1) must be signed by the Warrantholder, or such Warrantholder's executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, acting reasonably, and, if any Common Shares thereby issuable are to be issued to a person or persons other than the Warrantholder, the notice of exercise must specify the name or names and the address or addresses of each such person or persons and the number of Common Shares to be issued to each such person if more than one is so specified, and the signatures set out therein shall be guaranteed by a
Schedule I chartered bank, a major Canadian trust company, a member of the medallion guarantee program, a member of the Stock Exchanges Medallion Program
(SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) or in accordance with industry practice.

(4) The holder of any Warrant Certificate who wishes to exercise the Warrants evidenced by such Warrant Certificate may exercise less than all of such Warrants and in the case of any such partial exercise shall be entitled to receive, without charge therefor, a Warrant Certificate, in form, signed and certified in accordance with the provisions of Article 2, evidencing the number of Warrants held by the Warrantholder which remain unexercised. Such Warrant Certificate will be delivered by the Trustee to the holder concurrently with the certificates representing the Common Shares issued on partial exercise of such holder's Warrants.

4.2   EFFECT OF EXERCISE

(1) Upon the exercise of any Warrant in accordance with Section 4.1, the Common Shares thereby issuable will be deemed to have been issued, and the person or persons to whom such Common Shares are to be issued will be deemed to have become the holder or holders of record thereof on the Exercise Date, unless the transfer registers for the Common Shares are closed by law on that date, in which case such

Common Shares will be deemed to have been issued and such person or persons will be deemed to have become the holder or holders of record thereof on the date on which such transfer registers are reopened, but such Common Shares will be issued on the basis of the number of Common Shares to which such person or persons were entitled on the Exercise Date.

(2) As soon as practicable and in any event not later than the fifth business day on which the transfer registers for the Common Shares have been open after such exercise, Kinross will cause the Trustee to mail to the person or persons in whose name or names the Common Shares thereby issued have been issued, at his or their respective addresses specified in the notice of exercise, or, if so specified, cause to be delivered to such person or persons at the place where the Warrant Certificate evidencing such Warrant was surrendered, certificates representing the Common Shares so issued.

(3) If any Common Shares issuable pursuant to any Warrant are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to Kinross or to the Trustee on its behalf an amount equal to all exigible transfer taxes or other government charges, and Kinross will not be required to issue or deliver any certificates representing any such Common Shares unless or until such amount has been so paid or the Warrantholder has established to the satisfaction of Kinross that such taxes and charges have been paid or that no such taxes or charges are owing.

4.3   NO FRACTIONAL COMMON SHARES

      Kinross shall not be required to issue fractional Common Shares upon the exercise of Warrants, and no cash or other consideration shall be paid by Kinross in lieu of fractional Common Shares. To the extent that a holder of Warrants would otherwise have been entitled to receive, on the exercise of Warrants, a fraction of a Common Share, such right may only be exercised in respect of such fraction in connection with another Warrant or Warrants which in the aggregate entitle the holder to receive a whole number of Common Shares.

4.4   RECORDING

      The Trustee will record particulars in the register contemplated by
Section 3.1(2) of each Warrant exercised which will include the name and address of each person to whom Common Shares are thereby issued, the number of Common Shares so issued and the Exercise Date in respect thereof. Within five business days after each Exercise Date the Trustee will provide such particulars in writing to Kinross.

4.5   SECURITIES RESTRICTIONS

(1) No Common Shares will be issued on exercise of any Warrant, if in the opinion of counsel to Kinross (delivered to the Trustee prior to issue), the issuance of such Common Shares would constitute a violation of the securities laws of any applicable jurisdiction or require Kinross to qualify the Common Shares issuable upon exercise of the Warrants for distribution in any jurisdiction other than the Qualifying Jurisdictions.

(2) Until such time as a registration statement relating to the Common Shares issuable upon the exercise of Warrants is effective under the U.S. Securities Act in accordance with Section 6.1(k), subject to Section 4.5(3), (i) Warrants may not be exercised within the United States or by or on behalf of any U.S. Person; and (ii) no Common Shares issued upon exercise of Warrants may be delivered to any address in the United States.

(3) Notwithstanding Section 4.5(2), (i) Warrants which bear the legend set forth in Section 2.7 may be exercised in the United States or by or on behalf of a U.S. Person, and (ii) Common Shares issued upon exercise of any such Warrants may be delivered to an address in the United States, provided that the person exercising the Warrants signs and delivers a letter substantially in the form of Appendix 4 to this Indenture.

(4) Until such time as Kinross has determined (which determination may be based upon the receipt of an opinion of counsel to Kinross), that the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing Common Shares issued upon the exercise of Warrants which bear the legend set forth in Section 2.7 and which are issued and delivered pursuant to Section 4.5(3) shall bear the legend set forth in Section 2.7 with respect to Common Shares issuable upon the exercise of Warrants.

(5) Certificates representing Common Shares issued upon the exercise of Warrants which bear the legend set forth in Section 2.8 shall not bear any legend for purposes of the U.S. Securities Act.

4.6   EXPIRATION OF WARRANTS

      After the Expiry Time, all rights under any Warrant in respect of which the right of subscription and purchase herein and therein provided for shall not theretofore have been exercised shall wholly cease and terminate and such Warrant shall be void and of no effect.

                                   ARTICLE 5
                                  ADJUSTMENTS

5.1   DEFINITIONS

(1) The rights of the holder of any Warrant, including the number of Common Shares issuable upon the exercise of such Warrant and the Exercise Price payable on exercise of such Warrant, will be adjusted from time to time in the events and in the manner provided in, and in accordance with this Article 5 and for such purposes:

      (a) "Adjustment Period" means in respect of each Warrant, the period commencing on the issue date thereof and ending at the Expiry Time thereof;

      (b) "Current Market Price", on any date, means the weighted-average, during the period of 20 consecutive Trading Days ending on the second Trading Day before such date, price per share at which the Common Shares have traded on the Toronto Stock Exchange or, if the Common Shares are not then listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for that purpose by the directors or, if the Common Shares are not listed on any stock exchange, then in the over-the-counter market as reported by such other stock exchange or as quoted by the most commonly quoted or carried source of quotations for shares traded in the over-the-counter market, and the weighted-average price shall be determined by dividing the aggregate of the closing sales prices of all such shares sold on such exchange or market, as the case may be, during the said 20 consecutive Trading Days by the total number of shares so sold; provided that, if there is no market for the Common Shares during all or part of such period during which the Current Market Price thereof would otherwise be determined, the Current Market Price in respect of a Common Share shall in respect of all or such part of the period be determined by the directors acting reasonably and in good faith;

      (c) "Dividends Paid in the Ordinary Course" means dividends paid on the Common Shares in any fiscal year of Kinross, whether in (i) cash,
            (ii) shares of Kinross, (iii) warrants or similar rights to purchase any shares of Kinross, or (iv) property or other assets of Kinross, provided that the amount or value of such dividends (any such shares, warrants or similar rights, or property or other assets so distributed to be valued at the fair market value of such shares, warrants or similar rights, or property or other assets, as the case may be, as determined by the directors (such determination to be conclusive)), does not exceed, in the aggregate, the greatest of:

                  (i) 50% of the retained earnings of Kinross at the end of the immediately preceding fiscal year;

                  (ii) 150% of the aggregate amount and/or value of dividends declared payable by Kinross on the Common Shares in the period of 12 consecutive months ended immediately prior to the first day of such fiscal year;

                  (iii) 100% of the aggregate consolidated net earnings of
                        Kinross, before extraordinary items, for the period of 12 consecutive months ended immediately prior to the first day of such fiscal year less the amount or value of all dividends paid or payable in respect of such fiscal year (such net earnings to be as shown in the audited consolidated financial statements of Kinross for such period of 12 consecutive months or, if there are no audited financial statements with respect to such period, computed in accordance with generally accepted accounting principles consistent with those applied in preparation of the most recent audited consolidated financial statements of Kinross) and for such purpose the amount of any dividend paid in shares shall be the aggregate stated capital of such shares and the amount of any dividend paid in other than cash or shares shall be the fair market value of such dividend as determined by resolution passed by the board of directors of Kinross, subject, if applicable, to the prior consent of any stock exchange on which the Common Shares are listed for trading; and

                  (iv)  10% of the Shareholder's Equity of Kinross.

      (d) "Exchange Rate" means the rate at which Common Shares are issuable upon the exercise of any Warrant, which rate, subject to adjustment in accordance with this Indenture, is one Common Share for each Warrant as of the Effective Date; and

      (e) "Trading Day", with respect to any stock exchange or over-the-counter market, means a day on which shares may be traded through the facilities of such stock exchange or in such over-the-counter market, and, otherwise, means a day on which shares may be traded through the facilities of the principal stock exchange on which the Common Shares are listed (or, if the Common Shares are not listed on any stock exchange, then in the over-the-counter market).

5.2   ADJUSTMENT OF EXCHANGE RATE

(1) The Exchange Rate in effect at any date will be subject to adjustment from time to time and whenever at any time during the Adjustment Period, Kinross shall: (i) subdivide or redivide or change the outstanding Common Shares into a greater number of Common Shares, (ii) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares or other securities of Kinross exchangeable for or convertible into Common Shares (collectively, the "convertible securities") to all or substantially all the holders of the Common Shares as a stock dividend or other distribution (other than as a Dividend Paid in the Ordinary Course or a distribution of Common Shares upon exercise of the Warrants or pursuant to the exercise of directors, officers or employee stock options granted under Kinross' stock option plans). In any such event, the Exchange Rate will, on the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exchange Rate in effect immediately prior to such date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the numerator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur and any such issue of Common Shares or convertible securities is deemed to have occurred on the record date for the issuance for the purpose of calculating the number of outstanding Common Shares under this Subsection 5.2(1). To the extent that this Subsection 5.2(1) has become operative because of an issue of convertible securities referred to in clause
(iii) above, the number of Common Shares obtainable under each Warrant shall be readjusted based on the number of Common Shares issuable upon conversion or exchange of such convertible securities.

(2) If and whenever at any time during the Adjustment Period, there is (i) any reclassification of the Common Shares at any time outstanding, any change of the Common Shares into other shares or any other capital reorganization of Kinross (other than as described in Subsection 5.2(1)), (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of Kinross with or into any other entity resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other capital reorganization of Kinross, or (iii) any sale, lease, exchange or transfer (other than to a subsidiary of Kinross) of the undertaking or assets of Kinross as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, each holder of any Warrant which is thereafter exercised will be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such holder would have been entitled to receive as a result of such event if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this Article 5 with respect to the rights and interests thereafter of the holders of Warrants to the end that the provisions set forth in this
Article 5 will thereafter correspondingly be made applicable, as nearly as may reasonably be possible, in the relation to any shares or other securities or property thereafter deliverable upon the exercise of any Warrant. Any such adjustments will be made by and set forth in an indenture supplemental hereto approved by the directors and shall for all purposes be conclusively deemed to be an appropriate adjustment.

5.3   ADJUSTMENT OF EXERCISE PRICE

(1) If and whenever at any time during the Adjustment Period, Kinross shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price on such record date, then, in each such case, the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). If by the terms of such rights, options or warrants, there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the additional conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for the purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of Kinross or any affiliate or any subsidiary of Kinross shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in Subsection 5.3(2) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(2) If and whenever at any time during the Adjustment Period, Kinross shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of:

      (a) shares of any class other than Common Shares whether of Kinross or any other corporation;

      (b) rights, options or warrants (other than rights, options or warrants exercisable by the holders thereof within a period expiring not more than 45 days after the date of issue thereof);

      (c)   evidences of indebtedness; or

      (d)   cash, securities or other property or assets,

and if such distribution does not constitute a Dividend Paid in the Ordinary Course or any of the events specified in Section 5.2 or Subsection 5.3(1), then, in each such case, the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which Kinross announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of Kinross or any subsidiary of Kinross shall be deemed not to be outstanding for the purpose of such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph 5.2(b) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the, number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

5.4   ADJUSTMENT RULES

(1) In any case in which this Article 5 shall require that an adjustment shall become effective immediately after a record date for or effective date of an event referred to herein, Kinross may defer, until the occurrence and consummation of such event, issuing to the holder of any Warrant exercised after such record date or effective date and before the occurrence and consummation of such event the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that Kinross will deliver to such holder, as soon as reasonably practicable after such record date or effective date, as applicable, an appropriate instrument evidencing such holder's right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the Exercise Date, or such later date as such holder would, but for the provisions of this Section 5.4, have become the holder of record of such additional Common Shares, warrants or of such other securities or property pursuant to Subsection 4.2(1).

(2) If Kinross shall set a record date to determine the holders of the securities for the purpose of entitling them to receive any dividend or distribution or any subscription or exercise rights and shall, thereafter and before the distribution to such securityholders of any such dividend, distribution or subscription or exercise rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or exercise rights, then no adjustment in the number of Common Shares obtainable upon exercise of any Warrant shall be required by reason of the setting of such record date. In the absence of a resolution of the directors fixing a record date to determine the holders of the securities for the purpose of entitling them to receive any dividend or distribution or any subscription or exercise rights, Kinross shall be deemed to have fixed as the record date therefor the date on which such transaction is effected.

(3) The adjustments provided for in this Article 5 are cumulative, and shall, in the case of any adjustment to the Exchange Rate or the Exercise Price, be computed to the nearest one one-hundredth of a Common Share and will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this Article 5, provided that, notwithstanding any other provision of this
Section 5.4, no adjustment of the Exchange Rate or the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Exchange Rate or the Exercise Price then in effect (provided, however, that any adjustment which by reason of this Subsection 5.4(3) is not required to be made, will be carried forward and taken into account in any subsequent adjustment).

(4) If any question arises with respect to the adjustments provided in this
Article 5, such question shall be conclusively determined by Kinross' auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by Kinross and acceptable to the Trustee. Such accountants shall have access to all necessary records of Kinross and such determination shall be binding upon Kinross, the Trustee and the Warrantholders.

(5) All shares of any class or other securities or property which a Warrantholder is at the time in question entitled to receive on the full exercise of his Warrants, whether or not as a result of adjustments made pursuant to this Article 5 shall, for the purposes of the interpretation of this Indenture, be deemed to be Common Shares which such Warrantholder is entitled to subscribe for pursuant to the exercise of such Warrants.

(6) If and whenever at any time during the Adjustment Period, Kinross shall take any action affecting or relating to the Common Shares, other than any action described in this Article 5, which in the opinion of the directors, after consultation with the Trustee, would adversely affect the rights of any holders of Warrants, the Exchange Rate and/or the Exercise Price will be adjusted by the directors in such manner, if any, and at such time, as the directors, may in their sole discretion determine to be equitable in the circumstances to such holders.

(7) As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Warrants, Kinross will take any action which may, in the opinion of counsel to Kinross, be necessary in order that Kinross, or any successor to Kinross or successor to the undertaking or assets of Kinross, will be obligated to and may validly and legally issue as fully paid and non-assessable all the Common Shares or other securities or property which the holders of Warrants would be entitled to receive thereafter on the exercise thereof in accordance with the provisions hereof.

(8) At least 21 days before the earlier of the effective date of or record date for any event referred to in this Article 5 that requires or might require an adjustment in any of the rights under the Warrants or such longer notice period as may be applicable in respect of notices required to be delivered by Kinross to holders of its Common Shares, Kinross will:

      (a) file with the Trustee a certificate of Kinross specifying the particulars of such event and, to the extent determinable, any adjustment required and the computation of such adjustment; and

      (b) give notice to the Warrantholders of the particulars of such event and, to the extent determinable, any adjustment required and a description of how such adjustment will be calculated.

Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable Kinross will:

      (c) file with the Trustee a certificate of Kinross showing the computation of such adjustment; and

      (d)   give notice to the Warrantholders of such adjustment.

Where a notice pursuant to this Subsection 5.4(8) has been given, the Trustee shall be entitled to act and rely on any adjustment calculation of Kinross or Kinross' auditors.

(9)   Subject to Subsection 10.3(1) the Trustee shall not:

      (a) at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment in the Exchange Rate or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making same;

      (b) be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise or deemed exercise of any Warrant; or

      (c) be responsible for any failure of Kinross to issue, transfer or deliver Common Shares or certificates representing Common Shares upon the surrender of any Warrant for the purpose of exercise, or to comply with any of the covenants contained in this Article 5.

                                   ARTICLE 6
                                   COVENANTS

6.1   GENERAL COVENANTS

      Kinross represents, warrants, covenants and agrees with the Trustee that so long as any Warrant remains outstanding and may be exercised:

      (a) Kinross is duly authorized to create and issue the Warrants and that the Warrant Certificates, when issued and countersigned as herein provided, will be valid and enforceable against Kinross;

      (b) Kinross will at all times maintain its corporate existence, carry on and conduct its business in a proper and business-like manner and keep or cause to be kept proper books of account in accordance with generally accepted accounting practice;

      (c) Kinross will reserve for the purpose and keep available sufficient unissued Common Shares to enable it to satisfy its obligations on the exercise of the Warrants;

      (d) Kinross will cause the Common Shares from time to time issued pursuant to the exercise of the Warrants, and the certificates representing such Common Shares, to be duly issued and delivered in accordance with the Warrants and the terms hereof;

      (e) all Common Shares that are issued or created on exercise of the Warrants will be fully paid and non-assessable;

      (f) Kinross will cause the Trustee to keep open on business days the registers of holders and registers of transfers referred to in
            Section 3.1 and will not take any action or omit to take any action which would have the effect of preventing the Warrantholders from exercising any of the Warrants or receiving any of the Common Shares upon such exercise;

      (g) Kinross will make all requisite filings, including filings with appropriate Securities Commissions, in connection with the exercise of the Warrants and issue of the Common Shares;

      (h) Kinross shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all other acts, deeds and assurances in law as the Trustee may reasonably require for the better accomplishing and effecting of the provisions and intention of this Indenture;

      (i) generally, Kinross will well and truly perform and carry out all acts and things to be done by it as provided in this Indenture and will not take any action which might reasonably be expected to deprive the Warrantholders of their rights to acquire Common Shares upon the exercise of the Warrants;

      (j) Kinross shall maintain its status as a reporting issuer (or the equivalent) not in default in each of the Qualifying Jurisdictions providing for such a regime and will use its best efforts to maintain the listing of (i) the Common Shares and the Warrants on the Toronto Stock Exchange and (ii) the Common Shares on the American Stock Exchange or the New York Stock Exchange; and

      (k) Kinross will, no later than the earlier of (i) the date which is 15 days after the five day volume weighed average trading price of the Common Shares on the Toronto Stock Exchange exceeds $4.25; and (ii) April 30, 2003, file a shelf prospectus in the Provinces of Ontario and Quebec and a registration statement on Form F-10 under the Multijurisdictional Disclosure System with the U.S. Securities and Exchange Commission relating to the Common Shares issuable on the exercise of the Warrants, and use its reasonable best efforts to keep the prospectus continuously effective for so long as shall be necessary to permit the exercise of the Warrants (which period shall terminate no later than the earlier of the Expiry Time or the date on which all of the Warrants have been so exercised).

6.2   TRUSTEE'S REMUNERATION AND EXPENSES

      Kinross will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will, on the Trustee's request, pay to or reimburse the Trustee for all reasonable documented expenses, disbursements and advances made or incurred by the Trustee in the administration or execution of the trusts hereof (including reasonable documented compensation and disbursements of its counsel and other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee hereunder have been finally and fully performed, except any such expense, disbursement or advance that arises out of or results from negligence, wilful misconduct or bad faith of the Trustee or of persons for whom the Trustee is responsible.

6.3   PERFORMANCE OF COVENANTS BY TRUSTEE

      If the Trustee is made aware of the failure of Kinross to perform any of its obligations under this Indenture, the Trustee may notify the Warrantholders of such failure or may itself perform any of such obligations capable of being performed by it, but will not be bound to do so or to notify the Warrantholders that it is so doing. All sums expended or advanced by the Trustee in so doing will be repayable as provided in Section 6.2. No such performance, expenditure or advance by the Trustee will relieve Kinross of any default or of its continuing obligations hereunder.

6.4   SECURITIES QUALIFICATION REQUIREMENTS

(1) If, in the opinion of counsel to Kinross or the Trustee, any instrument other than a prospectus is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities administrator, regulatory agency or governmental authority in Canada or the United States or any other step is required under any federal or provincial law of Canada or any federal or state law of the United States before the Common Shares may be issued or delivered to a Warrantholder, Kinross covenants that it will use its reasonable best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances.

(2) Kinross or, if required by Kinross, the Trustee will give written notice of the issue of Common Shares pursuant to the exercise of Warrants, in such detail as may be required, to each securities regulatory agency or government authority in Canada or the United States or in each jurisdiction in which there is legislation requiring the giving of any such notice.

                                   ARTICLE 7
                                  ENFORCEMENT

7.1   WARRANTHOLDERS MAY NOT SUE

      No holder of any Warrant shall have any right to institute any action or proceeding against Kinross in relation to the Warrants, unless:

      (a) such holder shall previously have given to the Trustee written notice of the nature of such action or proceeding;

      (b) the holders of at least 10% of the Warrants shall have made written request to the Trustee and shall have afforded to it reasonable opportunities either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its own name for such purpose;

      (c) such Warrantholders or any of them shall have offered to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and

      (d) the Trustee shall have failed to act within 20 days after such notification, request and offer of indemnity; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Warrants.

7.2   TRUSTEE MAY INSTITUTE ALL PROCEEDINGS

(1) The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Warrantholders.

(2) Any such suit or proceeding instituted by the Trustee may be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the Warrantholders subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the Warrantholders, and it shall not be necessary to make any Warrantholders parties to any such proceeding.

7.3   IMMUNITY OF SHAREHOLDERS, ETC.

      Subject to the rights available at law or in express provisions of any contract or other instrument, including certain limited rights of action under the Prospectus, the Trustee and, by the acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders, hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in his capacity as an incorporator or any past, present or future shareholder or other securityholder, director, officer, employee or agent of Kinross for the creation and issue of the Common Shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by Kinross herein or in the Warrant Certificates.

7.4   LIMITATION OF LIABILITY

      The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the directors or shareholders of Kinross or any of the past, present or future directors or shareholders of Kinross or any of the past, present or future officers, employees or agents of Kinross, but only the property of Kinross or any successor corporation shall be bound in respect hereof.

                                   ARTICLE 8
                           MEETINGS OF WARRANTHOLDERS

8.1   RIGHT TO CONVENE MEETINGS

(1) The Trustee may at any time and from time to time convene a meeting of the Warrantholders, and will do so on receipt of a written request of Kinross or a Warrantholders' Request and on being funded and indemnified to its reasonable satisfaction by Kinross or by one or more of the Warrantholders signing such

Warrantholders' Request against the costs which it may incur in connection with calling and holding the meeting.

(2) If the Trustee fails, within five business days after receipt of such written request of Kinross or Warrantholders' Request and indemnity, to give notice convening a meeting, Kinross or any of such Warrantholders, as the case may be, may convene such meeting.

(3) Every such meeting will be held in Toronto, Ontario or such other place as is approved or determined by the Trustee and Kinross. However, if the meeting is convened by Kinross or a Warrantholder as a result of the Trustee's failure or refusal to convene such meeting, the meeting must be held in Toronto.

8.2   NOTICE

(1) At least 10 business days prior notice of any meeting must be given to the Warrantholders, to the Trustee (unless the meeting has been called by it) and to Kinross (unless the meeting has been called by it).

(2) The notice to be delivered in accordance with Section 11.2 must state the time when and the place where the meeting is to be held and describe (with sufficient detail to permit a Warrantholder to make a reasoned decision with respect to the matters for consideration) the general nature of the business to be transacted thereat, but it will not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this
Article 8.

8.3   CHAIRMAN

      Some person (who need not be a Warrantholder) designated in writing by the Trustee will be chairman of the meeting or, if no person is so designated or the person so designated is not present within 15 minutes after the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy may choose some person present to be chairman.

8.4   QUORUM

(1) Subject to the provisions of Section 8.11, at any meeting of Warrantholders a quorum will consist of one or more Warrantholders present in person or by proxy at the commencement of business holding in the aggregate not less than 20% of the total number of Warrants then outstanding.

(2) If a quorum of Warrantholders is not present within 30 minutes after the time fixed for holding a meeting, the meeting, if summoned by Warrantholders or on a Warrantholders' Request, will be dissolved, but, subject to Section 8.11, in any other case will be adjourned to the seventh calendar day following the meeting, unless such day is not a business day, in which case it shall be adjourned to the next following business day at the same time of day and place and no notice of the adjournment need be given.

(3) At the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened notwithstanding the number of Warrants that they hold.

8.5   POWER TO ADJOURN

      The chairman of a meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn the meeting, and no notice of such adjournment need be given except as the meeting prescribes.

8.6   SHOW OF HANDS

(1) Every question submitted to a meeting, other than an Extraordinary Resolution, will be decided in the first place by a majority of the votes given on a show of hands and, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

(2) On every Extraordinary Resolution, and on every other question submitted to a meeting on which a poll is directed by the chairman or requested by one or more Warrantholders acting in person or by proxy, a poll will be taken in such manner as the chairman directs.

(3) Questions other than those required to be determined by Extraordinary Resolution will be decided by a majority of the votes cast on the poll.

8.7   VOTING

(1) On a show of hands each person present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, will have one vote, and on a poll each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing will be entitled to one vote in respect of each Warrant held by such holder.

(2) A proxy need not be a Warrantholder.

(3) The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

8.8   REGULATIONS

(1) Subject to the provisions of this Indenture, the Trustee, or Kinross with the approval of the Trustee, may from time to time make or vary such regulations as it thinks fit:

      (a) for the issue of voting certificates by any bank, trust company or other depository satisfactory to the Trustee stating that the Warrants specified therein have been deposited with it by a named person and will remain on deposit until a specified date, which voting certificates will entitle the persons named therein to be present and vote at any meeting of Warrantholders and at any adjournment thereof held before that date or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof held before that date in the same manner and with the same effect as though the persons so named in such voting certificates were the actual Warrantholders specified therein;

      (b) for the form of instrument appointing a proxy, the manner in which it must be executed, and verification of the authority of a person who executes it on behalf of a Warrantholder;

      (c) governing the places at which and the times by which voting certificates or instruments appointing proxies must be deposited;

      (d) for the deposit of voting certificates or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such voting certificates or instruments appointing proxies to be sent by mail, cable, telex or other means of prepaid, transmitted, recorded communication before the meeting to Kinross or to the Trustee at the place where the meeting is to be held and for voting pursuant to instruments appointing proxies so deposited as though the instruments themselves were produced at the meeting; and

      (e) generally for the calling of meetings of Warrantholders and the conduct of business thereof.

(2) Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted.

(3) Except as such regulations provide, the only persons who will be recognized at a meeting as the holders of any Warrants, or as entitled to vote or, subject to Section 8.9, be present at the meeting in respect thereof, will be the registered holders of such Warrants or their duly appointed proxies.

8.9   KINROSS, TRUSTEE AND COUNSEL MAY BE REPRESENTED

      Kinross and the Trustee, by their respective employees, officers or directors, and the counsel for each of Kinross, the Trustee and the Warrantholders may attend any meeting of Warrantholders and speak thereat, but will have no vote as such.

8.10  POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

      In addition to all other powers conferred on them by the other provisions of this Indenture, by the Warrants or by law, subject to the consent of the Toronto Stock

Exchange, the Warrantholders at a meeting will have the power, exercisable from time to time by Extraordinary Resolution:

      (a) subject to the agreement of Kinross to assent to or sanction any amendment, modification, abrogation, alteration, compromise or arrangement of any right of the Warrantholders or of the Trustee in its capacity as warrant trustee hereunder, subject to the Trustee's approval or on behalf of the Warrantholders against Kinross, whether such right arises under this Indenture or otherwise and to authorize the Trustee to concur in and execute any indenture supplemental hereto in connection therewith;

      (b) to amend, alter or repeal any Extraordinary Resolution previously passed;

      (c) to direct or authorize the Trustee to enforce any obligation of Kinross under this Indenture or to enforce any right of the Warrantholders in any manner specified in the Extraordinary Resolution;

      (d) to refrain from enforcing any obligation or right referred to in paragraph (c);

      (e) to waive and direct the Trustee to waive any default by Kinross in complying with any provision of this Indenture, either unconditionally or on any condition specified in the Extraordinary Resolution;

      (f) to appoint a committee with power and authority to exercise, and to direct the Trustee to exercise, on behalf of the Warrantholders, such of the powers of the Warrantholders as are exercisable by Extraordinary Resolution;

      (g) to restrain any Warrantholder from taking or instituting any suit, action or proceeding against Kinross for the enforcement of any obligation of Kinross under this Indenture or to enforce any right of the Warrantholders;

      (h) to direct any Warrantholder who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal therewith on payment of the costs, charges and expenses reasonably and properly incurred by him in connection therewith;

      (i) from time to time and at any time to remove the Trustee and appoint a successor; and

      (j) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of Kinross.

8.11  MEANING OF "EXTRAORDINARY RESOLUTION"

(1) The expression "Extraordinary Resolution" when used in this Indenture means, subject to the provisions of this Section 8.11 and of Sections 8.14 and 8.15, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article at which there are present in person or by proxy Warrantholders holding in the aggregate not less than 25% of the aggregate number of Common Shares which may be acquired upon the exercise of all the Warrants then outstanding and passed by the affirmative vote of Warrantholders who hold in the aggregate not less than 66 2/3% of the aggregate number of Common Shares which may be acquired upon the exercise of all the Warrants then outstanding represented at the meeting and voted on the poll on the resolution.

(2) If, at a meeting called for the purpose of passing an Extraordinary Resolution, the quorum required by Subsection 8.11(1) is not present within 30 minutes after the time appointed for the meeting, the meeting, if convened by Warrantholders or on a Warrantholders' Request, will be dissolved, but in any other case will stand adjourned to such day, being not less than seven calendar days or more than 30 calendar days later, and to such place and time, as is appointed by the chairman.

(3) Not less than seven calendar days' notice must be given to the Warrantholders of the time and place of such adjourned meeting.

(4) The notice must state that at the adjourned meeting the Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.

(5) At the adjourned meeting the Warrantholders present in person or by proxy will form a quorum and may transact any business for which the meeting was originally convened, and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Subsection 8.11(1) will be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Warrantholders holding in the aggregate of not less than 25% of the aggregate number of Common Shares which may be acquired upon the exercise of all the Warrants outstanding may not be present.

(6) Votes on an Extraordinary Resolution must always be given on a poll and no demand for a poll on an Extraordinary Resolution will be necessary.

8.12  POWERS CUMULATIVE

      Any one or more of the powers, and any combination of the powers, in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise, may be exercised from time to time, and the exercise of any one or more of such powers or any combination of such powers from time to time will not prevent the Warrantholders from exercising such power or powers or combination of powers thereafter from time to time.

8.13  MINUTES

      Minutes of all resolutions passed and proceedings taken at every meeting of the Warrantholders will be made and duly entered in books from time to time provided for such purpose by and at the expense of Kinross, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or such proceedings were taken, will be prima facie evidence of the matters therein stated, and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been so made, entered and signed will be deemed to have been duly convened and held, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

      Kinross shall be provided with, in a timely manner and at its own expense, copies of any and all resolutions passed at any meeting of the Warrantholders pursuant to this Section 8.13.

8.14  INSTRUMENTS IN WRITING

      Any action that may be taken and any power that may be exercised by Warrantholders at a meeting held as provided in this Article 8 by way of an Extraordinary Resolution may also be taken and exercised by Warrantholders who hold in the aggregate not less than 66 2/3% of the aggregate number of Common Shares which may be acquired upon the exercise of all the Warrants at the time outstanding, by their signing, each in person or by attorney duly appointed in writing, an instrument in writing in one or more counterparts, and the expression "Extraordinary Resolution" when used in this Indenture includes a resolution embodied in an instrument so signed.

      Kinross shall be provided with, in a timely manner and at its own expense, copies of any and all instruments in writing signed by the Warrantholders pursuant to this Section 8.14.

8.15  BINDING EFFECT OF RESOLUTIONS

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 8 at a meeting of Warrantholders will be binding on all Warrantholders, whether present at or absent from the meeting and whether voting for or against the resolution or abstaining, and every instrument in writing signed by Warrantholders in accordance with Section 8.14 will be binding on all Warrantholders, whether signatories thereto or not, and every Warrantholder and the Trustee (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Trustee shall give notice in the manner contemplated in Article 11 of the effect of the instrument in writing to all Warrantholders and Kinross as soon as is reasonably practicable.

8.16  HOLDINGS BY KINROSS AND SUBSIDIARIES DISREGARDED

      In determining whether Warrantholders holding the required total number of Warrants are present in person or by proxy for the purpose of constituting a quorum, or have voted or consented to a resolution, Extraordinary Resolution, consent, waiver, Warrantholders' Request or other action under this Indenture, a Warrant held by Kinross or by any affiliate of Kinross will be deemed to be not outstanding. Upon a request in writing by the Trustee, Kinross shall provide a certificate of Kinross detailing the registration and denomination of any Warrants held by Kinross or by any affiliate of Kinross.

                                   ARTICLE 9
               SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS

9.1   PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES

      From time to time Kinross (when authorized by the directors and with the prior consent of the Toronto Stock Exchange) and the Trustee may, subject to the provisions hereof, and will when so directed hereby, execute and deliver by their proper officers indentures or instruments supplemental hereto, which thereafter will form part hereof, for any or all of the following purposes:

      (a) setting forth any adjustments resulting from the application of the provisions of Article 5;

      (b) adding hereto such additional covenants and enforcement provisions as in the opinion of counsel are necessary or advisable, and are not in the opinion of the Trustee relying on the opinion of counsel prejudicial to the rights or interests of the Warrantholders as a group;

      (c)   giving effect to any Extraordinary Resolution passed as provided in
            Article 8;

      (d) making such provisions not inconsistent with this Indenture as are necessary or desirable with respect to matters or questions arising hereunder, and are not, in the opinion of the Trustee relying on the opinion of counsel, prejudicial to the rights or interests of the Warrantholders as a group;

      (e) adding to, deleting or altering the provisions hereof in respect of the transfer of Warrants or the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

      (f) modifying any provision of this Indenture or relieving Kinross from any obligation, condition or restriction herein contained, except that no such modification or relief will be or become operative or effective if in the opinion of the Trustee, relying on the opinion of counsel, it would impair any of the rights or interests of the Warrantholders or of the Trustee, and the Trustee may in its uncontrolled discretion decline to enter into any such supplemental indenture which in its opinion will not afford adequate protection to the Trustee when it becomes operative; and

      (g) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguity, defective or inconsistent provision, error or omission herein, if in the opinion of the Trustee relying on the opinion of counsel, the rights of the Trustee and of the Warrantholders, as a group, are not prejudiced thereby.

9.2   SUCCESSOR CORPORATIONS

      In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of Kinross as an entirety, or substantially as an entirety, to another corporation, the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not Kinross) will be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by Kinross and, will as a condition precedent to any such transaction, agree to succeed to and be substituted for Kinross by supplemental indenture in form satisfactory to the Trustee and executed and delivered to the Trustee with the same effect as closely as may be possible as if it had been named herein.

                                   ARTICLE 10
                             CONCERNING THE TRUSTEE

10.1  TRUST INDENTURE LEGISLATION

(1) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail.

(2) Kinross and the Trustee each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

10.2  TRUSTEE'S AUTHORITY TO CARRY ON BUSINESS

      The Trustee represents and warrants to Kinross that at the date hereof it is authorized to carry on the business of a trust company in each of the Qualifying Jurisdictions. If, notwithstanding the provisions of this Section 10.2, it ceases to be authorized to carry on such business, the validity and enforceability of this Indenture and the Warrants issued hereunder shall not be affected in any manner whatsoever by reason only of such event provided that the Trustee, within 30 days after ceasing to be authorized to carry on such business either becomes so authorized or resigns in the manner and with the effects specified in Section 10.9.

10.3  RIGHTS AND DUTIES OF TRUSTEE

(1) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee will act honestly and in good faith with a view to the best interests of the Warrantholders, and will exercise that degree of care, diligence and skill that a reasonably prudent warrant trustee would exercise in comparable circumstances.

Subject to the foregoing, the Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

(2) No provision of this Indenture will be construed to relieve the Trustee from liability for its own negligent act, negligent failure to act, wilful misconduct or bad faith.

(3) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any right of the Trustee or the Warrantholders hereunder is on the condition that, when required by notice to the Warrantholders by the Trustee, the Trustee is furnished by one or more Warrantholders with sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold it harmless against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(4) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless it is so indemnified.

(5) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders at whose instance it is acting to deposit with the Trustee the Warrant Certificates held by them, for which certificates the Trustee will issue receipts.

(6) Every provision of this Indenture that relieves the Trustee of liability or entitles it to rely on any evidence submitted to it is subject to the provisions of Applicable Legislation, of this Section 10.3 and of Section 10.4.

(7) In this Indenture, whenever confirmations or instructions are required to be given to the Trustee in order to be valid, such confirmations and instructions shall be in writing.

10.4  EVIDENCE, EXPERTS AND ADVISERS

(1) In addition to the reports, certificates, opinions and other evidence required by this Indenture, Kinross will furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as is prescribed by Applicable Legislation or as the Trustee reasonably requires by written notice to Kinross.

(2) In the exercise of any right or duty hereunder the Trustee, if it is acting in good faith, may rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Trustee pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Trustee, if such evidence complies with Applicable Legislation and the Trustee examines such evidence and determines that it complies with the applicable requirements of this Indenture.

(3) Whenever Applicable Legislation requires that evidence referred to in Subsection 10.4(1) be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a certificate of Kinross required by any provision hereof.

(4) Any such statutory declaration may be made by any director or officer of Kinross.

(5) The Trustee may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

(6) Proof of the execution of any document or instrument in writing, including a Warrantholders' Request, by a Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner that the Trustee considers adequate.

(7) The Trustee may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it reasonably requires for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Trustee. Any remuneration so paid by the Trustee shall be repaid to the Trustee in accordance with Section 6.2.

(8) The Trustee may act and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant or other expert or adviser, whether retained or employed by Kinross or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

10.5  DOCUMENTS, MONEY, ETC. HELD BY TRUSTEE

(1) Any security, document of title or other instrument that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safekeeping with any such bank.

(2) Unless herein otherwise expressly provided, any money so held pending the application or withdrawal thereof under any provision of this Indenture shall be deposited in the name of the Trustee in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or may be invested with the consent of Kinross in securities issued or guaranteed by the Government of Canada or a province thereof or in obligations, maturing not more than one year from the date of the investment, of any Canadian chartered bank as Kinross may consent to. All interest or other income received by the Trustee in respect of such deposits and investments shall belong to Kinross, as provided for herein.

(3) Unless Kinross is in default hereunder, all interest or other income received by the Trustee in respect of such deposits and investments will belong to Kinross.

10.6  ACTION BY TRUSTEE TO PROTECT INTERESTS

      The Trustee will have power to institute and to maintain such actions and proceedings as it considers necessary or expedient to protect or enforce its interests and the interests of the Warrantholders.

10.7  TRUSTEE NOT REQUIRED TO GIVE SECURITY

      The Trustee will not be required to give any bond or security in respect of the performance of the agency created hereby, the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

10.8  PROTECTION OF TRUSTEE

(1) By way of supplement to the provisions of any law for the time being relating to trustees or agents, it is expressly declared and agreed that:

      (a) except for its acts of negligence or wilful misconduct, the Trustee shall not be liable for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, and Kinross indemnifies and saves harmless the Trustee and its directors, officers, employees and agents from and against all claims, demands, actions, suits or other proceedings by whomsoever made, prosecuted or brought and from all losses, costs, damages and expenses in any manner based upon, occasioned by or attributable to any act or omission of the Trustee or its directors, officers, employees and agents in the execution of its duties hereunder. The obligations of this paragraph shall survive the termination or discharge of this Indenture or the resignation or removal of the Trustee;

      (b) the Trustee will not be liable for or by reason of, or required to substantiate, any statement of fact or recital in this Indenture or in the Warrant Certificates (except the representation contained in Section 10.10 or in the certificate of the Trustee on the Warrant Certificates), but all such statements or recitals are and will be deemed to be made by Kinross;

      (c) nothing herein contained will impose on the Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

      (d) the Trustee will not be bound to give notice to any person of the execution hereof;

      (e) the Trustee will not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach by Kinross of any obligation herein contained or of any act of any director, officer, employee or agent of Kinross; and

      (f) the Trustee shall not be liable or accountable for any loss or damage whatsoever to any person caused by the performance or failure by it to perform its responsibilities under this Indenture save only to the extent that such loss or damage is attributable to the negligence, wilful misconduct or bad faith of the Trustee.

(2) Kinross agrees to indemnify the Trustee and its directors, officers and employees and save them harmless from all liabilities, losses, claims, demands, suits, damages, costs and actions which may be brought against or suffered by it arising out of or connected with the performance by it of its duties hereunder except to the extent that such liabilities, suits, damages, costs and actions are attributable to the negligence, wilful misconduct or bad faith of the Trustee. This provision shall survive the resignation or termination of the Trustee or the termination of this Indenture.

10.9  REPLACEMENT OF TRUSTEE

(1) The Trustee may resign its trust hereunder and be discharged from all further duties and liabilities hereunder, except as provided in this Section 10.9, by giving to Kinross and the Warrantholders not less than 30 business days notice in writing or, if a new Trustee has been appointed, such shorter notice as Kinross accepts as sufficient.

(2) The Warrantholders by Extraordinary Resolution may at any time remove the Trustee and appoint a new Trustee.

(3) If the Trustee so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, Kinross will forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Warrantholders.

(4) Failing such appointment by Kinross, the retiring Trustee or any Warrantholder may apply to the Ontario Superior Court on such notice as the Court directs, for the appointment of a new Trustee, at the expense of Kinross.

(5) Any new Trustee so appointed by Kinross or by the Court will be subject to removal as aforesaid by the Warrantholders.

(6) Any new Trustee appointed under any provision of this Section 10.9 must be a corporation authorized to carry on the business of a trust company in each of the Qualifying Jurisdictions.

(7) On any such appointment the new Trustee will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed, but there will be immediately executed, at the expense of Kinross, all such conveyances or other instruments as, in the opinion of counsel, are necessary or advisable for the purpose of assuring such powers, rights, duties and responsibilities to the new Trustee provided that, any resignation or termination of the Trustee and appointment of a successor Trustee shall not become effective until the successor Trustee shall have executed an appropriate instrument accepting such appointment and, at the request of Kinross, the predecessor Trustee, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor Trustee an appropriate instrument transferring to such successor Trustee all rights and powers of the Trustee hereunder.

(8) On the appointment of a new Trustee, Kinross will promptly give notice thereof to the Warrantholders.

(9) A corporation into or with which the Trustee is merged or consolidated or amalgamated, or a corporation succeeding to or acquiring all or substantially all of the corporate trust business of the Trustee, will be the successor to the Trustee hereunder without any further act on its part or on the part of any party hereto if such corporation would be eligible for appointment as a new Trustee under Subsection 10.9(6).

(10) A Warrant Certificate certified but not delivered by a predecessor Trustee may be delivered by the new or successor Trustee in the name of the predecessor Trustee or successor Trustee.

10.10 CONFLICT OF INTEREST

      The Trustee represents to Kinross that at the time of the execution and delivery hereof no material conflict of interest exists between its role as a fiduciary hereunder and its role in any other capacity and if a material conflict of interest arises hereafter it will, within 30 business days after ascertaining that it has such material conflict of interest, either eliminate the conflict of interest or resign its trust hereunder.

      If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and of the Warrants shall not be affected in any manner whatsoever by reason thereof.

      The Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of Kinross and generally may contract and enter into financial transactions with Kinross without being liable to account for any profit made thereby.

10.11 ACCEPTANCE OF TRUSTS

      The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform them on the terms and conditions herein set forth.

                                   ARTICLE 11
                                     GENERAL

11.1  NOTICE TO KINROSS AND TRUSTEE

(1) Unless herein otherwise expressly provided, a notice to be given hereunder to Kinross or the Trustee will be validly given if delivered personally or by courier or if sent by first class mail, postage prepaid, or if sent by facsimile transmission (receipt of such transmission is confirmed in writing):

(a)   If to Kinross:

      Kinross Gold Corporation
      52nd Floor, Scotia Plaza
      40 King Street West
      Toronto, Ontario M5H 3Y2

      Attention:  Corporate Secretary
      Facsimile:  (416)365-0237

(b)   If to the Trustee:

      Computershare Trust Company of Canada
      100 University Avenue
      9th Floor
      Toronto, Ontario M5J 2Y1

      Attention:  Manager, Corporate Trust Services
      Facsimile:  (416)981-9777

and any such notice delivered or sent in accordance with the foregoing will be deemed to have been received on the date of delivery or facsimile transmission or, if mailed, on the fifth business day following the day of the mailing of the notice.

(2) Kinross or the Trustee, as the case may be, may from time to time notify the other in the manner provided in Subsection 11.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of Kinross or the Trustee, as the case may be, for all purposes of this Indenture. A copy of any notice of change of address given pursuant to this
Section 11.1 shall be sent to the principal office of the Trustee in the City of Toronto, Ontario and shall be available for inspection by Warrantholders during normal business hours.

(3) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, a notice to be given to the Trustee or to Kinross hereunder could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to such party at the appropriate address provided in Subsection 11.1(1) by confirmed facsimile transmission and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to such officer or if delivered by such facsimile, on the first business day following the date of the sending of the notice.

11.2  NOTICE TO WARRANTHOLDERS

(1) Unless herein otherwise expressly provided, a notice to be given hereunder to Warrantholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid, addressed to the Warrantholders or delivered (or so mailed to certain Warrantholders and so delivered to the other Warrantholders) at their respective addresses appearing on any of the registers of holders described in Section 3.1 provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered or is given by publication twice in the Report on Business section in the national edition of The Globe and Mail newspaper.

(2) A notice so given by mail or so delivered will be deemed to have been given on the fifth business day after it has been mailed or on the day which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

11.3  SATISFACTION AND DISCHARGE OF INDENTURE

      On the earlier of:

      (a) the date by which there has been delivered to the Trustee for exercise or surrender for cancellation all Warrant Certificates theretofore certified hereunder; or

      (b)   the Expiry Time;

and if all certificates representing Common Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Trustee in accordance with such provisions, this Indenture will cease to be of further effect and, on demand of and at the cost and expense of Kinross and on delivery to the Trustee of a certificate of Kinross stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and on payment to the Trustee of the fees and other remuneration payable to the Trustee, the Trustee will execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Trustee by Kinross hereunder shall remain in full force and effect and shall survive the termination of this Indenture.

11.4  SOLE BENEFIT OF PARTIES AND WARRANTHOLDERS

      Nothing in this Indenture or the Warrant Certificates, expressed or implied, will give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture or the Warrant Certificates, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

11.5  DISCRETION OF DIRECTORS

      Any matter provided herein to be determined by the directors will be determined by the directors in their sole discretion acting reasonably and in good faith, and a determination so made will be conclusive.

11.6  COUNTERPARTS AND FORMAL DATE

      This Indenture may be executed in several counterparts, each of which when so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to be dated as of the Effective Date.

11.7  LANGUAGE

      The parties hereby request that this Indenture and any related documents be drawn up and executed only in the English language. Les parties demandent par les presentes que la presente convention ainsi que tous les documents y afferents soient rediges et executes en langue anglaise seulement.

11.8  ASSIGNMENT

      Subject to Section 9.2 hereof, neither this Indenture nor any right, interest or obligation hereunder may be assigned by either party without the prior written consent of the other party and any purported assignment of this Indenture which does not comply with this Section 11.8 shall be considered null and void.

11.9  BENEFIT OF THE AGREEMENT

      This Indenture will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

11.10 INDENTURE TO PREVAIL

      In the event of any discrepancy or inconsistency between the terms and conditions of this Indenture and the Warrant Certificate, the terms of this Indenture will prevail.

11.11 FURTHER ASSURANCES

      Each party shall, from time to time and at all times hereafter, at the request of the other party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to perform fully and carry out the terms and intent hereof.

11.12 WAIVER

      No waiver by either party hereto shall be effective unless express and given in writing, and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

11.13 SEVERABILITY

      If any provision of this Indenture is determined to be void or unenforceable in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Indenture and shall be severable from this Indenture.

      IN WITNESS WHEREOF the parties hereto have caused this Indenture to be executed as of the date first above written.

                                    KINROSS GOLD CORPORATION

                                    By:             /s/ Brian Penny
                                          ------------------------------------
                                    Name:
                                    Title:

                                    COMPUTERSHARE TRUST COMPANY OF CANADA

                                    By:             /s/ Kathy Hillis
                                          ------------------------------------
                                    Name: Kathy Hillis
                                    Title: Professional, Corporate Trust

                                    By:           /s/ Cheryl Davidson
                                          ------------------------------------
                                    Name: Cheryl Davidson
                                    Title: Administrator, Corporate Trust

                             APPENDIX 1 TO INDENTURE
                           FORM OF WARRANT CERTIFICATE

[LEGEND FOR WARRANTS AND UNDERLYING SECURITIES HELD BY PERSONS IN THE UNITED STATES OR BY U.S. PERSONS (THE "U.S. LEGENDS" REFERRED TO IN SECTION 2.7 OF THE WARRANT INDENTURE.)]

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.

[LEGEND FOR WARRANTS HELD OTHER THAN BY PERSONS IN THE UNITED STATES OR U.S. PERSONS (THE "NON-U.S. LEGEND" REFERRED TO IN SECTION 2.8 OF THE WARRANT INDENTURE.)]

THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS OF THE UNITED STATES, AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE EXERCISED BY OR TRANSFERRED TO, ANY U.S. PERSON, BY ANY PERSON IN THE UNITED STATES OR BY ANY PERSON FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED TO A U.S. PERSON OR TO A PERSON IN THE UNITED STATES. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS ASCRIBED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                          (FORM OF WARRANT CERTIFICATE)

Certificate No.: __________                        No. of Warrants:  __________

                                                              CUSIP 496902 13 1

                                    WARRANTS
                             EXERCISABLE TO ACQUIRE
                                  COMMON SHARES
                                       OF
                            KINROSS GOLD CORPORATION

           (Amalgamated under the Business Corporations Act (Ontario))

THIS IS TO CERTIFY THAT, for value received, _________________________________ (the "holder") is the registered holder of the number of Warrants ("Warrants") of KINROSS GOLD CORPORATION ("Kinross") specified above, and for each whole Warrant held is thereby entitled to be issued fully paid and non-assessable Common Shares ("Common Shares") in the capital of Kinross, on the basis of one Common Share for each such Warrant, subject to the limitation referred to below, by surrendering to Computershare Trust Company of Canada (the "Trustee") at its principal transfer office in Toronto, Ontario during the exercise period hereinafter referred to, a certified cheque, money order or bank draft made payable to Kinross in the amount of the Exercise Price as hereinafter determined in respect of each Common Share to be issued, this Warrant Certificate and a notice of exercise in the form set forth in Appendix 1 annexed hereto duly completed and executed.

Capitalized terms which are not otherwise defined herein shall have the same meaning as in the warrant indenture (which indenture, together with all instruments supplemental or ancillary thereto, is herein referred to as the "Warrant Indenture") dated as of December 5, 2002 between Kinross and the Trustee, as trustee.

Surrender of this Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Trustee at the office specified above.

This Warrant Certificate evidences Warrants of Kinross issued or issuable under the provisions of the Warrant Indenture. Reference is made to the Warrant Indenture for particulars of the rights of the holders of the Warrants and of Kinross and of the Trustee in respect thereof and of the terms and conditions upon which the Warrants are issued and held and may be exercised, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. To the extent of any inconsistency between the terms of the Warrant Indenture and the terms of this Warrant Certificate, the terms of the Warrant Indenture shall prevail. Kinross will furnish to the holder, on request and without charge, a copy of the Warrant Indenture. Kinross has agreed, under certain circumstances specified in the Warrant Indenture, to file a shelf prospectus in the Provinces of Ontario and Quebec and a registration statement on Form F-10 under the Multijurisdictional Disclosure System with the Securities Exchange Commission of the United States relating to the Common Shares issuable on the exercise of the Warrants and use its reasonable best efforts to keep the prospectus continuously effective for so long as shall be necessary to permit the exercise of the Warrants (which period shall terminate no later than the earlier of five years from December 5, 2002 (the "Effective Date") or the date on which all of the Warrants have been exercised).

The Warrants evidenced by this Warrant Certificate may be exercised by the holder until 5:00 p.m. (Toronto time) on the date that is five years from the Effective Date.

On and after the date of any exercise of the Warrants evidenced by this Warrant Certificate, the holder will have no rights hereunder except to receive certificates representing the Common Shares thereby issued to him upon delivery of a certified cheque or bank draft payable to Kinross in the amount of $5.00 (the "Exercise Price") in respect of each Common Share to be issued, this Warrant Certificate and duly completed Notice of Exercise as set out on Appendix 1 to the Trustee at its principal office in Toronto, Ontario. After the Expiry Time, all rights under any unexercised Warrant evidenced hereby will wholly cease and terminate and this Warrant Certificate will be void.

Kinross will not be obligated to issue any fraction of a Common Share on the exercise of any Warrant. To the extent that a holder of Warrants would otherwise have been entitled to receive, on the exercise of the Warrants, a fraction of a Common Share such right may only be exercised in respect of such fraction in connection with another Warrant or Warrants which in the aggregate entitle the holder to receive a whole number of Common Shares. If a Warrantholder is not able to combine Warrants so as to be entitled to acquire a whole number of Common Shares the number of Common Shares which such Warrantholder is entitled to receive shall be rounded down to the prior whole number.

The Warrant Indenture provides for adjustments to the number of Common Shares issuable and the Exercise Price in certain events set forth therein.

No Common Share will be issued pursuant to any Warrant if the issuance of such security would constitute a violation of the securities laws of any applicable jurisdiction or require Kinross to qualify or register such Common Shares in any jurisdiction other than the Qualifying Jurisdictions.

The Warrant Indenture contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by holders of a specified majority of all outstanding Warrants.

On presentation at the principal office of the Trustee in Toronto, Ontario, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Trustee, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged, and such holder shall pay the reasonable cost thereof.

The Warrants evidenced by this Warrant Certificate may only be transferred, upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal office of the Trustee in Toronto, Ontario by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and, upon compliance with such requirements and such other reasonable requirements as the Trustee may prescribe, such transfer will be duly notified on such register of transfers by the Trustee. Notwithstanding the foregoing, Kinross will be entitled, and may direct the Trustee, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction or require Kinross to qualify the Common Shares for distribution in any jurisdiction other than the Qualifying Jurisdictions.

The holding of this Warrant Certificate will not constitute the holder a shareholder of Kinross or entitle him to any right or interest in respect thereof except as otherwise provided in the Warrant Indenture.

This Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Trustee for the time being under the Warrant Indenture. Time will be of the essence hereof.

IN WITNESS WHEREOF Kinross has caused this Warrant Certificate to be signed by its officer duly authorized in that behalf as of December 5, 2002.

                                       KINROSS GOLD CORPORATION

                                       By:  _______________________________
                                            Name:
                                            Title:

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture within mentioned.

                                       COMPUTERSHARE TRUST COMPANY OF CANADA, AS
                                       TRUSTEE

                                       By:  _______________________________
                                               Authorized Signing Officer

                                       Date:  _____________________________

                                   APPENDIX 1

                               NOTICE OF EXERCISE

To:         KINROSS GOLD CORPORATION

And To:     COMPUTERSHARE TRUST COMPANY OF CANADA

The undersigned holder of the Warrants evidenced by the within Warrant Certificate hereby exercises its right to be issued Common Shares of Kinross Gold Corporation (or such other securities or property to which such exercise entitles him in lieu thereof or in addition thereto under the provisions of the Warrant Indenture mentioned in such Warrant Certificate) that are issuable upon the exercise of such Warrants, on the terms specified in such Warrant Certificate and Warrant Indenture and in connection therewith has enclosed a certified cheque or bank draft payable to Kinross in an amount equal to $5.00 (or price as adjusted) in respect of each Common Share to be issued.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Names(s) in Full          Addresse(es)              Number(s) of Common
                                                    Shares

____________________      ____________________      ___________________________
____________________      ____________________      ___________________________


(Please print full name in which certificates for Common Shares are to be issued. If any securities are to be issued to a person or persons other than the holder, the holder must pay to the Trustee all exigible transfer taxes or other government charges and sign the Form of Transfer.)

THE UNDERSIGNED HEREBY CERTIFIES THAT THE UNDERSIGNED IS NOT A U.S. PERSON OR A PERSON IN THE UNITED STATES, AND IS NOT ACQUIRING ANY OF THE SHARES ISSUABLE UPON THE EXERCISE OF THE WARRANTS FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES, OTHER THAN THE ORIGINAL U.S. PURCHASER, AND NONE OF THE PERSONS LISTED ABOVE IS A U.S. PERSON OR A PERSON IN THE UNITED STATES, UNLESS SUCH PERSON IS THE ORIGINAL U.S. PURCHASER. IN ADDITION TO THIS EXERCISE FORM, AN ORIGINAL U.S. PURCHASER MUST ALSO PROVIDE AN EXECUTED LETTER, SUBSTANTIALLY IN THE FORM ATTACHED AS APPENDIX 4 TO THE WARRANT INDENTURE, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE TRUSTEE OR KINROSS FOR PURPOSES HEREOF "UNITED STATES" AND "U.S. PERSON" SHALL HAVE THE MEANINGS GIVEN TO SUCH TERMS IN REGULATION S UNDER UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") AND "ORIGINAL U.S. PURCHASER" MEANS EACH INSTITUTIONAL

ACCREDITED INVESTOR IN THE UNITED STATES THAT INITIALLY PURCHASED THE WARRANTS FROM THE UNDERWRITERS (AS DEFINED IN THE PROSPECTUS).

DATED this _____________ day of ______________________ ,  __________ .


                                  )
                                  )
                                  )
________________________________  )   _________________________________________
Witness                           )   Signature of Registered Holder

                                      _________________________________________
                                      Name of Registered Holder

Note: The name of the Registered Holder on this Notice of Exercise must be the same as the name appearing on the face page of the Warrant Certificate to which this Appendix is attached.

[   ]   Please check if the Common Share certificates are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed.

Certificates will be delivered or mailed as soon as practicable after the due surrender of this Warrant Certificate to which this Appendix is attached.

                                   APPENDIX 2

                                FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

            Name:  _____________________________

            Address:  __________________________

                      __________________________

(such person, the "Transferee") ______________________ Warrants of Kinross Gold Corporation ("Kinross") represented by the attached Warrant Certificate and does hereby appoint the transfer agent and registrar of Kinross as its attorney with full power of substitution to transfer the Warrants on the appropriate register of the Trustee.

THE UNDERSIGNED HEREBY CERTIFIES THAT THE TRANSFER OF THESE SECURITIES IS NOT BEING MADE TO, AND THE OFFER OF THESE SECURITIES WAS NOT MADE TO, AND THE PERSON NAMED ABOVE IS NOT, A PERSON IN THE UNITED STATES OR A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF
1933).

DATED this _____________ day of ______________________ , __________ .

                                         )
                                         )
                                         )
________________________________________ )  ___________________________________
Witness of Transferor must be guaranteed )  Signature of Transferor

                                            ___________________________________
                                            Name of Transferor

Signature of Transferor must be
guaranteed by a Schedule 1 chartered
bank, a major Canadian trust company, a
medallion guarantee program, a member of the Stock Exchanges Medallion Program
(SEMP) or a member of the New York Stock
Exchange Inc. Medallion Signature
Program (MSP) or in accordance with
industry standards.

                             APPENDIX 2 TO INDENTURE

                              INTENTIONALLY DELETED

                             APPENDIX 3 TO INDENTURE

                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:         Computershare Trust Company of Canada
            as registrar and transfer agent
            for Warrants and Shares of
            Kinross Gold Corporation

            100 University Avenue
            9th Floor
            Toronto, Ontario  M5J 2Y1

      The undersigned (a) acknowledges that the sale of the securities of Kinross Gold Corporation (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that (1) it is not an affiliate of the Corporation (as defined in Rule 405 under the 1933
Act), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange or any other designated offshore securities market as defined in Regulation S and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the 1933 Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.

Dated: ____________________

                                    By:_____________________________________
                                       Name:
                                       Title:

                             APPENDIX 4 TO INDENTURE

                           FORM OF LETTER TO BE DELIVERED BY
                   ORIGINAL U.S. PURCHASER UPON EXERCISE OF WARRANTS



Kinross Gold Corporation
Suite 5200
Scotia Plaza
40 King Street West
Toronto, Ontario  M5H 3Y2

 -  and to  -

Computershare Trust Company of Canada
  as Warrant Trustee
100 University Avenue
9th Floor
Toronto, Ontario  M5J 2Y1

Dear Sirs:

            We are delivering this letter in connection with the purchase of common shares (the "Shares") of Kinross Gold Corporation (the "Corporation"), a corporation existing under the laws of Ontario, upon the exercise of warrants of the Corporation ("Warrants"), issued under the warrant indenture dated as of December 5, 2002 between the Corporation and Computershare Trust Company of Canada.

            We hereby confirm that:

      (a) we are an institutional "accredited investor" within the meaning of Rule 501(a)(1),(2),(3), or (7) of Regulation D under the United States Securities Act of 1933, as amended (the "1933 Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act;

      (b)   we are purchasing the Shares for our own account;

      (c) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Shares, are able to fend for ourselves in transactions of this type and have the ability to bear the economic risks of this investment and can afford the complete loss of the investment;

      (d) we are not acquiring the Shares with a view to distribution thereof or with any present intention of offering or selling any of the Shares, except (A) to the Corporation, (B) outside the United States in accordance with Rule 904 under the 1933 Act or (C) inside the United States (1) in accordance with Rule 144 under the 1933 Act, if applicable, or (2) pursuant to an effective registration statement under the 1933 Act, in each case in compliance with applicable state securities laws;

      (e) we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to purchase the Shares; and

      (f) we acknowledge that we are not purchasing the Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

      We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of 1933 Act and that the Shares have not been registered under the 1933 Act. We further understand that any Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph (d) above.

      We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.


                                    ___________________________________________
                                    (Name of Purchaser)


                                    By: _______________________________________
                                        Name:
                                        Title:

                                        Address: